1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
OF NORWICH FINANCIAL CORP.

1.   Purpose.

     The purpose of this 1994 Stock Option Plan For Outside Directors (the "Plan") is to attract and retain the continued services of non-employee directors of Norwich Financial Corp. (the "Company") with the requisite qualifications and to encourage such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options (the "Options") under the Plan will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2.   Effective Date of the Plan.

     The Plan shall become effective upon its approval by the shareholders of the Company (the "Effective Date").

3.   Stock Subject to Plan.

     Two hundred thousand (200,000) of the authorized but unissued shares of The Company's common stock (the "Shares") have been reserved for issuance upon the exercise of Options; provided, however, that the number of Shares so reserved may from time to time be reduced to the extent that a corresponding number of treasury Shares are set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options.

4.   Administration.

     The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the provisions of the Plan, the Committee shall have complete authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which or the periods within which Shares may be acquired or the Options may be acquired and exercised.

5.   Committee.

     The Committee shall consist of at least two members of the Board, each of whom shall be a non-employee director as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as such Rule may be hereafter amended. The Committee shall be appointed by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

6.   Eligibility.

     An Option may be granted only to members of the Board who are not otherwise employees of the Company or any of its subsidiaries on the date of grant (the "Participants").

7.   Grant of Options and Option Price.

     (a) Participants on the Effective Date. Each individual who is a Participant on the Effective Date shall automatically be granted on the Effective Date an Option to purchase 5,000 Shares.

     (b) Future Participants. Directors who are not Participants on the Effective Date and who are newly elected to the Board or directors who become such due to a merger or consolidation with or acquisition of another bank shall receive an automatic grant of an Option to purchase 5,000 Shares on the date they become a director (or, if elected by the Board, on the date of the annual meeting of the shareholders coincident with or next following such date); provided, that such automatic grant shall only be made in either case if the director is a Participant on such date, and the number of Shares subject to future grant under the Plan is sufficient to make the automatic grants required to be made pursuant to the Plan on such date.

     (c) Additional Grants. Each director who has previously received a grant of an Option pursuant to subsections (a) or (b) shall be granted on each anniversary of the Effective Date subsequent to such grant an additional Option to purchase 2,000 Shares, provided, that such automatic grant shall only be made if the director is a Participant on such date, and the number of Shares subject to future grant under the Plan is sufficient to make the automatic grants required to be made pursuant to the Plan on such date.

     (d) Price. The initial per Share price to be paid by a Participant upon the exercise of an Option shall be equal to the fair market value of a Share on the day preceding the date of grant. For the purposes hereof, the fair market value of a Share on any date shall be equal to the average of the closing bid and asked prices for the Shares on such date (or if no such quotation occurred on that date, on the next preceding date on which there was such a quotation), as made available for publication by the National Association of Securities Dealers Automated Quotation System, or if no such prices are available, the fair market value as determined by rules to be adopted by the Committee.

8.   Option Period.

     Participants shall be granted Options which are exercisable for a period of fifteen (15) years from the date of the granting thereof. Notwithstanding the foregoing, no Option granted under this Plan shall be exercisable until six (6) months after the grant thereof, and no Option granted under Sections 7(b) or (c) to a director who has been elected by the Board shall be exercisable until such director is elected as a director by the shareholders.

9.   Exercise of Option.

     Subject to Section 8, an Option may be exercised in whole or in part at any time after the date it is granted and only by a written notice of intent to exercise the Option with respect to a specified number of Shares and payment to the Company of the amount of the Option exercise price for the number of Shares with respect to which the Option is then exercised; provided, however, that all or any portion of such payment may be made in kind by the delivery of Shares having a fair market value (as determined in the manner set forth in Section 7 hereof), on the date of delivery, equal to the portion of the Option exercise price so paid. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof, or the total number at the time purchasable under the Option.

10.  Transferability.

     Unless otherwise determined by the Committee, no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to the Participant may be exercised only by the Participant.

11.  Ceasing to be a Director.

     (a) Termination. If a Participant terminates service as a director for any reason other than death, disability or retirement, any outstanding Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or (1) year after such termination.

     (b) Death, Disability or Retirement. If a Participant's service as a director is terminated by death, disability (which condition constitutes total disability under the federal Social Security Acts), or retirement when the sum of a Participant's whole years of service as a director and age equal or exceed seventy (70), the Participant or the representative of the Participant's estate or beneficiaries thereof to who the Option has been transferred shall have the right during the period commencing on the date of the Participant's death, disability or retirement and ending three (3) years after such termination to exercise any then outstanding Options in whole or in part; provided, however, that in no event may the period for exercising an Option extend beyond the date on which such Option would otherwise expire.

12.  Duration of Plan.

     Unless sooner terminated, the Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Options may be granted after the termination of this Plan; provided, however, that termination of the Plan shall not affect any Options previously granted, which such Options shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.

13.  Changes in Capital Structure, etc.

     In the event of changes in the outstanding common stock of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination or exchange of shares, separations, reorganizations, or liquidations, the number of shares available under the Plan in the aggregate and the number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's appropriate interest shall be maintained as before the occurrence of such event; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share.

14.  Rights as Shareholder.

     A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

15.  Expenses.

     The expenses of this Plan shall be paid by the Company and/or its subsidiaries.

16.  Compliance with Applicable law.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

17   Application of Funds.

     Any cash proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes.

18.  Amendment of the Plan

     The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.